UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

PATRIOT MINEFINDERS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

700 – 510 West Hastings Street
Vancouver, British Columbia
Canada
(Address of principal executive offices)

V6B 1L8
(Zip Code)

Registrant’s telephone number, including area code: (604) 687 7130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure and Appointment of Officer and Director

The Company hereby announces that effective November 19, 2013, Fred Tejada, a current director of the Company, has been appointed as the interim Chief Executive Officer, President, Secretary and Treasurer. Mr. Tejada was appointed as interim Chief Executive Officer, President, Secretary and Treasurer to fill the vacancy created by the resignation of John LaGourgue from such positions effective November 19, 2013 as part of the company’s business transition process.

Fred Tejada is 55 years old and has significant public company experience. Mr. Tejada is currently President of Tirex Resources Ltd. (TSX-V: TXX), a position he has held since October 2011. Prior to this, he served as Vice-President of Exploration for Panoro Minerals Ltd. (TSX-V: PML), from July 2007 to June 2011. From 1996 to 2003, Mr. Tejada held the position of Country Manager of Phelps Dodge Exploration Corp. and President of its Philippine subsidiary companies. Mr. Tejada also currently serves as a director of High 5 Ventures Inc. (OTCQB: HHHEF, CNSX: HHH).

Item 7.01 Regulation FD Disclosure

The Registrant issued a news release in connection with the events reported in this Form 8-K, which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1	News Release dated November 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2013

PATRIOT MINEFINDERS INC.

/s/ Justin Blanchet
Justin Blanchet
Director